EXHIBIT 99.1

February 2021

Dear Fellow Shareholders,

While last year was extremely tough for all of us, we continue to work on several initiatives that we expect to bear fruit throughout 2021, and beyond. And most exciting, we have emerged as a green, eco-friendly company that can provide substantial positive environmental benefits in bringing efficient mobile power to every corner of the globe.  Progress has been realized since our last update, albeit more slowly than management had hoped. COVID certainly hasn’t helped. Nonetheless, we expect to see significant movement toward achieving our initial sales and then growing revenue and expanding production in 2021.  Most importantly, all previously announced business opportunities are still in place.

Our mission is to build revenues, achieve profitability and drive shareholder value as we move into commercial production and delivery of our first product shipments this year. At the same time, we’ve continued to add new applications to our Mobile Generation (MG) Systems.

A new aspect of our mobile power generation is its ability to support the Electrical Vehicle (EV) market.  An MG System can charge an EV very quickly making CoolTech enabled trucks a key asset in the field as we move toward adoption of EV fleets across the world.  New cars from Porsche and Audi, for instance, claim to be able charge at higher power rates (375 kW for Porsche). This requires a sophisticated battery management system and more power to charge them via upgrades to the local grids.  CoolTech’s MG System can accommodate ultra-fast chargers of 300 kW or more, for these advanced EVs without reliance on the grid.

California, Massachusetts and other states, as well as General Motors, have committed to 100% EV adoption by 2035. That trend plays into our economical solution to provide power charging of vehicles in the field and substantially reduce greenhouse gases.

With MG technology, there is no need for expensive charging infrastructure that can take years to permit and hundreds of thousands of dollars to build.  An apt analogy is how cell towers enabled countries to skip the build out of land lines.  Because of this dynamic, we believe that we can gain rapid global deployment of our products.

CoolTech was founded as an Intellectual Property (IP) company with a portfolio of patents that includes thermal dispersion technology, or the removal of heat from machines (motors, generators, pumps, compressors, turbines, brakes and almost anything that generates heat) as well as environmentally friendly mobile power generation technology. The balance of the IP portfolio consists of related patents and trade secrets that complement the thermal patents and form a defensive wall that gives our company a sustainable competitive advantage against the current competitors.

CoolTech’s solutions are cost effective, environmentally beneficial, third-party tested and validated, and they provide a wealth of advantages to our targeted customers.

You can learn more about our product offerings at:  https://cooltechnologiesinc.com

Benefits of our MG System

Our thermal technology enables the manufacturing of generators that produce more power from a smaller size.  Smaller size means lower costs and greater mobility.

Our lead product offering is CoolTech’s Mobile Generation System (MG System) which replaces tow-behind generators commonly used by “in-the-field” companies (construction, oil, gas, etc.) with a more compact and efficient unit. Our MG System, integrated into the chassis of a truck, weighs just 20% of a comparable tow-behind. This smaller unit can produce as much (if not more) continuous power as tow-behind generators on the market today with output between 300 to 400 kVA with the 9 and 13-liter truck engines.  The ability to provide this much power, integrated into the drive train of the truck for virtually any industry is a key market differentiator.

Our MG System can enable poorly served or off-grid villages, residences, and businesses such as farms, mines and under-developed communities, to have dependable electric power.  The built-in solar power and battery storage can sustain this type of micro-grid for long periods, depending on customer power requirements.

The MG System also allows for mobile water purification and desalinization to address the clean water needs of coastal and rural areas, all powered by CoolTech’s mobile power generation.

Together our MG Systems and their host of applications address common problems around the globe including improving rescue and recovery efforts from natural disasters such as droughts, hurricanes, earthquakes, forest fires and floods.  Common business and industry needs can be met including everything from construction sites to film productions to oil fields all over the world. The applications are virtually unending.

Over the past few years, we have added to our patent portfolio. Every new feature has been specified and sourced. The engineering team has been sourced and is on standby. Inventory has been sourced and priced. The Company is ready to flip the switch to revenues pending our debt funding.

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In the near future we will also look at licensing many of the technology capabilities derived from our IP portfolio. We plan to use our IP in multiple license and royalty revenue sharing opportunities. To that end, we have set up a multi-vertical market strategy: build one vertical at a time then add to its product depth to drive value. More on that will be shared in the coming quarters.

Addressable Vertical Markets

Our growth potential is substantial given the huge addressable vertical markets for our product offerings. The contacts and connections are already in place thanks to significant industry contacts of our boards of directors and key advisors. These leaders of industry, business and government have been instrumental in helping management to build our pipeline of potential business in these vertical markets.

Mobile Power Generation	Thermal Dispersion

Agriculture	Motors and Generators
Construction	Pumps
Water and Wastewater	Turbines
Utilities	Bearings
Disaster Relief	Brakes, Rotors, Calipers
Emergency Responders	Clutches
Military	Turbochargers
Oil and Gas	Battery Packs

What to Expect from CoolTech in the Coming Months

With our technology developed, IP protection in place and a backlog of orders, our focus is now on securing funding to execute on our business. I am happy to say that we have found a financing arrangement that we believe we should be able to provide a debt facility based on the value of our IP and the orders that we have in hand. While we cannot disclose details at this time about this potential funding, our efforts have focused on a non-dilutive funding that would build shareholder value and we will provide details as soon as we can. As usual, we are providing the usual caveats that nothing is done until its done, but we are optimistic given the recent developments in these funding efforts.

We have a low fixed-cost structure with a business model that combines direct sales to OEMs and end users with revenue sharing arrangements with our strategic partners and manufacturers who assemble the systems and integrate our products into the vehicles.  The structure of that model lends itself to very strong margins, so profitability is in our sights. In my opinion, not only will we drive solid and sustainable revenue growth, but margins should expand as our costs go down with volume, particularly in the MG market.

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Finally, our employees, consultants and manufacturing partners have had tremendous success in bringing innovative commercial products to the worldwide market as well as driving revenues and profitability.  With funding, we’ll have the capability to leverage that experience to the benefit of our shareholders.

As a recap, once funded, we expect the key revenue drivers for 2021 to be:

•	Our Core offering - MG Systems
•	MG Water Systems - the Company is currently working with customers in North America, the Middle East and other regions who are anxious to accept delivery of our water purification and desalinization systems to help address industrial pollution of water resources. The Company offers MG 80 and MG 125 desalination systems capable of producing up to 14,000 gallons of potable water per day on Class 4 & 5 vehicles.
•	Mobile Fast Charging. Our MG80 and MG125 systems power Level II & Level III DC fast Charging systems that can charge an EV in the field. It’s the electric vehicle equivalent of delivering a tank of gas to a stranded car that’s out of fuel. A CoolTech Fast Charger can be ordered and delivered in far less time than charging installations that can take years to permit and build. Because it’s mobile, it can be set up and operated in a single location or a number of locations throughout the day as needed.
•	Micro and Mini Micro Grids: By combining the power generation capabilities of the MG with the solar and battery storage technologies of our strategic partners, a micro grid can provide consistent electricity to where there is no reliable power or power at all.

While we are confident in our progress and outlook, as always, we are required by legal counsel to once again note that no assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company, and that even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations.

In conclusion, I am genuinely excited about the Company’s future. Market demand is strong. The customer list is extensive.  Our products can fill market demand and, in our opinion, provide an unmatched source of mobile power.  I expect that sales will begin in the first half of 2021, and strong growth will continue for the foreseeable future.

We look forward to keeping shareholders abreast of our progress, and as always, we deeply appreciate your interest and support since our inception.

Sincerely,

Timothy Hassett
Chairman and CEO

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This letter contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “anticipate,” “predict,” “project,” “forecast,” “potential,” “continue” negatives thereof or similar expressions. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future and are not guarantees. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievement to be materially different from the results of operations or plans expressed or implied by such forward-looking statements.

We cannot predict all of the risks and uncertainties. Accordingly, such information should not be regarded as representations that the results or conditions described in such statements or that our objectives and plans will be achieved, and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. These forward-looking statements are found include information concerning possible or assumed future results of our operations, including statements about potential sales and revenues; acquisition or merger targets; business strategies; future cash flows; financing plans; plans and objectives of management; any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results, and any other statements that are not historical facts.

These forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this letter.

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